Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Brett Ellis
(866) 377-3747
bellis@fairpoint.com

Media Contact:	Rose Cummings
(704) 602-7304
rcummings@fairpoint.com

FAIRPOINT COMMUNICATIONS APPOINTS CHIEF FINANCIAL OFFICER

Telecom Industry Veteran Joins Company

CHARLOTTE, N.C. (September 4, 2008) — FairPoint Communications, Inc. (NYSE: FRP) announced that Alfred C. Giammarino has been appointed executive vice president and chief financial officer (CFO), effective immediately. He succeeds John P. Crowley who resigned in August to join an international finance firm.

Giammarino, 52, will report to Chairman and Chief Executive Officer Gene Johnson and will be responsible for all aspects of FairPoint’s finance function, including accounting, financial planning and analysis, tax, treasury, audit, investor relations and risk management.

Johnson commented, “Al brings to FairPoint a wealth of telecom industry knowledge, financial acumen and veteran leadership. His past experiences as senior vice president and chief financial officer of Verizon Communications Inc.’s (Verizon) international and information services group, as well as his 15 years with GTE Corporation, a Verizon predecessor company, will be extremely valuable as we continue to integrate the wireline assets in Maine, New Hampshire and Vermont acquired from Verizon. We look forward to Al’s contributions in the areas of financial discipline and leadership as FairPoint continues to provide leading communications services to communities across the country.”

Giammarino began his telecom career at GTE Corporation (a predecessor company to Verizon), spending 15 years in various positions with increasing responsibility leading to senior vice president of finance and planning, overseeing all of GTE’s international operations. After GTE, Giammarino spent three years as senior vice president and chief financial officer of international and information services at Verizon. In that role he also had operational responsibility for all European and Asian affiliates as well as the domestic Airfone business.

More recently, Giammarino worked at Sensus Metering Systems in Raleigh, North Carolina where he was initially chief financial officer and most recently senior financial consultant for the company. Before that he was executive vice president and chief financial officer of Stratos Global Corporation in Bethesda, Maryland, a remote satellite communications solutions company.

A native of New York City, he holds a Bachelor of Science degree in accounting from St. John’s University in New York and is a certified public accountant licensed in New York. He is a member of the American Institute of Certified Public Accountants (AICPA).

About FairPoint

FairPoint Communications, Inc. is an industry leading provider of communications services to communities across the country. Today, FairPoint owns and operates local exchange companies in 18 states offering advanced communications with a personal touch, including local and long distance voice, data, Internet, television and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the risks described in FairPoint’s most recent Quarterly Report on Form 10-Q on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

Source: FairPoint Communications, Inc., www.fairpoint.com.

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